EXHIBIT 11.1

                          Secure Computing Corporation
                 Statement of Computation of Earnings Per Share

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
                                                                            Year Ended December 31,
                                                                ------------------- ------------------ -----------------
                                                                       1996               1995               1994
                                                                ------------------- ------------------ -----------------
PRIMARY

Weighted average common shares outstanding                        14,222,000            7,271,000           6,272,000
Common share equivalents                                                  --                   --             545,000
Common  shares   outstanding   pursuant  to  Staff  Accounting
   Bulletin No. 83                                                        --              394,000             525,000
                                                                ------------------- ------------------ -----------------
Weighted average common shares and share equivalents
   outstanding                                                    14,222,000            7,665,000           7,342,000
                                                                =================== ================== =================

Net income (loss)                                               $(25,094,000)         $  (632,000)         $1,541,000
Accrued preferred stock dividends and accretion                           --                   --            (491,000)
                                                                ------------------- ------------------ -----------------
Net income (loss) as adjusted                                   $(25,094,000)         $  (632,000)         $1,050,000
                                                                =================== ================== =================


Net income (loss) per share                                     $      (1.76)         $      (.08)         $      .14
                                                                =================== ================== =================

FULLY DILUTED

Primary shares outstanding                                        14,222,000            7,665,000           7,342,000
Preferred stock on an as if converted basis                               --            2,760,000           2,450,000
                                                                ------------------- ------------------ -----------------
Weighted average common shares and share equivalents
   outstanding                                                    14,222,000           10,425,000           9,792,000
                                                                =================== ================== =================

Net income (loss)                                               $(25,094,000)         $  (632,000)         $1,541,000
                                                                =================== ================== =================

 Net income (loss) per share                                           $1.76)         $      (.06)         $      .16
                                                                =================== ================== =================

SUPPLEMENTARY

Fully diluted shares outstanding                                                       10,425,000           9,792,000
Common shares assumed issued for repayment of bank debt                                    75,000             125,000
                                                                                    ------------------ -----------------
Weighted average common shares and share equivalents
   outstanding                                                                         10,500,000           9,917,000
                                                                                    ================== =================

Net income (loss)                                                                     $  (632,000)         $1,541,000
Interest related to bank debt                                                             101,000             164,000
                                                                                    ------------------ -----------------
Net income (loss) as adjusted                                                         $  (521,000)         $1,705,000
                                                                                    ================== =================

Net income (loss) per share                                                           $      (.05)         $      .17
                                                                                    ================== =================
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